Exhibit 99.1

News Release dated January 29, 2015

MURPHY OIL CORPORATION CLOSES SECOND PHASE OF

PARTIAL DIVESTITURE OF MALAYSIAN ASSETS

EL DORADO, Arkansas, January 29, 2015 – Murphy Oil Corporation (NYSE:MUR) announced today that its wholly owned subsidiaries, Murphy Sabah Oil Co., Ltd. and Murphy Sarawak Oil Co., Ltd. (collectively “Murphy”), have closed on the second phase of the sale of 30% of Murphy’s Malaysian oil and gas assets to PT Pertamina Malaysia Eksplorasi Produksi (“Pertamina”).  The second phase covers the remaining one-third of the transaction or 10% of Murphy’s Malaysian oil and gas assets.  The first phase for two-thirds of the transaction closed on December 18, 2014.  The total transaction for 30% of Murphy’s Malaysian oil and gas assets had an aggregate sale price of $2.0 billion, subject to normal closing adjustments, with an effective date of January 1, 2014.

Tudor, Pickering, Holt & Co. served as exclusive financial advisor to Murphy on the transaction. Gibson, Dunn & Crutcher LLP acted as legal counsel to Murphy.

For further information contact Barry Jeffery 870-864-6501.

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